Exhibit 99.1

Apple Reports Third Quarter Results

Revenue up 36 percent to new June quarter record

Services revenue reaches new all-time high

CUPERTINO, California — July 27, 2021 — Apple® today announced financial results for its fiscal 2021 third quarter ended June 26, 2021. The Company posted a June quarter record revenue of $81.4 billion, up 36 percent year over year, and quarterly earnings per diluted share of $1.30.

“This quarter, our teams built on a period of unmatched innovation by sharing powerful new products with our users, at a time when using technology to connect people everywhere has never been more important,” said Tim Cook, Apple’s CEO. “We’re continuing to press forward in our work to infuse everything we make with the values that define us — by inspiring a new generation of developers to learn to code, moving closer to our 2030 environment goal, and engaging in the urgent work of building a more equitable future.”

“Our record June quarter operating performance included new revenue records in each of our geographic segments, double-digit growth in each of our product categories, and a new all-time high for our installed base of active devices,” said Luca Maestri, Apple’s CFO. “We generated $21 billion of operating cash flow, returned nearly $29 billion to our shareholders during the quarter, and continued to make significant investments across our business to support our long term growth plans.”

Apple’s board of directors has declared a cash dividend of $0.22 per share of the Company’s common stock. The dividend is payable on August 12, 2021 to shareholders of record as of the close of business on August 9, 2021.

Apple will provide live streaming of its Q3 2021 financial results conference call beginning at 2:00 p.m. PT on July 27, 2021 at apple.com/investor/earnings-call. This webcast will also be available for replay for approximately two weeks thereafter.

Apple periodically provides information for investors on its corporate website, apple.com, and its investor relations website, investor.apple.com. This includes press releases and other information about financial performance, reports filed or furnished with the SEC, information on corporate governance, and details related to its annual meeting of shareholders.

This press release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation those about the Company’s plans for the payment of its quarterly dividend. These statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by the forward-looking statements. Risks and uncertainties include without limitation: the effect of the COVID-19 pandemic on the Company’s business, results of operations, financial condition, and stock price; the effect of global and regional economic conditions on the Company’s business, including effects on purchasing decisions by consumers and businesses; the ability of the Company to compete in markets that are highly competitive and subject to rapid technological change; the ability of the Company to manage frequent introductions and transitions of products and services, including delivering to the marketplace, and stimulating customer demand for, new products, services, and technological innovations on a timely basis; the effect that shifts in the mix of products and services and in the geographic, currency, or channel mix, component cost increases, increases in the cost of acquiring and delivering content for the Company’s services, price competition, or the introduction of new products or services, including new products or services with higher cost structures, could have on the Company’s gross margin; the dependency of the Company on the performance of distributors of the Company’s products, including cellular network carriers and other resellers; the risk of write-downs on the value of inventory and other assets and purchase commitment cancellation risk; the continued availability on acceptable terms, or at all, of certain components, services, and new technologies essential to the Company’s business, including components and technologies that may only be available from single or limited sources; the dependency of the Company on manufacturing and logistics services provided by third parties, many of which are located outside of the US and which may affect the quality, quantity, or cost of products manufactured or services rendered to the Company; the effect of product and services design and manufacturing defects on the Company’s financial performance and reputation; the dependency of the Company on third-party intellectual property and digital content, which may not be available to the Company on commercially reasonable terms or at all; the dependency of the Company on support from third-party software developers to develop and maintain software applications and services for the Company’s products; the impact of unfavorable legal proceedings or government investigations; the impact of complex and changing laws and regulations worldwide, which expose the Company to potential liabilities, increased costs, and other adverse effects on the Company’s business; the ability of the Company to manage risks associated with the Company’s retail stores; the ability of the Company to manage risks associated with the Company’s investments in new business strategies and acquisitions; the impact on the Company’s business and reputation from information technology system failures, network disruptions, or losses or unauthorized access to, or release of, confidential information; the ability of the Company to comply with laws and regulations regarding data protection; the continued service and availability of key executives and employees; political events, international trade disputes, war, terrorism, natural disasters, public health issues, and other business interruptions that could disrupt supply or delivery of, or demand for, the Company’s products; financial risks, including risks relating to currency fluctuations, credit risks, and fluctuations in the market value of the Company’s investment portfolio; and changes in tax rates and exposure to additional tax liabilities. More information on these risks and other potential factors that could affect the Company’s business and financial results is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed periodic reports on Form 10-K and Form 10-Q and subsequent filings. The Company assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Apple revolutionized personal technology with the introduction of the Macintosh in 1984. Today, Apple leads the world in innovation with iPhone, iPad, Mac, Apple Watch, and Apple TV. Apple’s five software platforms — iOS, iPadOS, macOS, watchOS, and tvOS — provide seamless experiences across all Apple devices and empower people with breakthrough services including the App Store, Apple Music, Apple Pay, and iCloud. Apple’s more than 100,000 employees are dedicated to making the best products on earth, and to leaving the world better than we found it.

Press Contact:
Josh Rosenstock
Apple
jrosenstock@apple.com
(408) 862-1142

Investor Relations Contact:
Tejas Gala
Apple
tgala@apple.com
(669) 227-2402

NOTE TO EDITORS: For additional information visit Apple Newsroom (www.apple.com/newsroom), or call Apple’s Media Helpline at (408) 974-2042.
© 2021 Apple Inc. All rights reserved. Apple and the Apple logo are trademarks of Apple. Other company and product names may be trademarks of their respective owners.

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In millions, except number of shares which are reflected in thousands and per share amounts)

	Three Months Ended		Nine Months Ended
	June 26, 2021	June 27, 2020	June 26, 2021	June 27, 2020
Net sales:
Products	$63,948	$46,529	$232,309	$170,598
Services	17,486	13,156	50,148	39,219
Total net sales (1)	81,434	59,685	282,457	209,817
Cost of sales:
Products	40,899	32,693	149,476	116,089
Services	5,280	4,312	15,319	13,461
Total cost of sales	46,179	37,005	164,795	129,550
Gross margin	35,255	22,680	117,662	80,267

Operating expenses:
Research and development	5,717	4,758	16,142	13,774
Selling, general and administrative	5,412	4,831	16,357	14,980
Total operating expenses	11,129	9,589	32,499	28,754

Operating income	24,126	13,091	85,163	51,513
Other income/(expense), net	243	46	796	677
Income before provision for income taxes	24,369	13,137	85,959	52,190
Provision for income taxes	2,625	1,884	11,830	7,452
Net income	$21,744	$11,253	$74,129	$44,738

Earnings per share:
Basic	$1.31	$0.65	$4.42	$2.56
Diluted	$1.30	$0.65	$4.38	$2.54
Shares used in computing earnings per share:
Basic	16,629,371	17,250,291	16,772,656	17,450,284
Diluted	16,781,735	17,419,154	16,941,527	17,618,778

(1) Net sales by reportable segment:
Americas	$35,870	$27,018	$116,486	$93,858
Europe	18,943	14,173	68,513	51,740
Greater China	14,762	9,329	53,803	32,362
Japan	6,464	4,966	22,491	16,395
Rest of Asia Pacific	5,395	4,199	21,164	15,462
Total net sales	$81,434	$59,685	$282,457	$209,817

(1) Net sales by category:
iPhone	$39,570	$26,418	$153,105	$111,337
Mac	8,235	7,079	26,012	19,590
iPad	7,368	6,582	23,610	16,927
Wearables, Home and Accessories	8,775	6,450	29,582	22,744
Services	17,486	13,156	50,148	39,219
Total net sales	$81,434	$59,685	$282,457	$209,817

Apple Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In millions, except number of shares which are reflected in thousands and par value)

	June 26, 2021	September 26, 2020
ASSETS:
Current assets:
Cash and cash equivalents	$34,050	$38,016
Marketable securities	27,646	52,927
Accounts receivable, net	17,475	16,120
Inventories	5,178	4,061
Vendor non-trade receivables	16,433	21,325
Other current assets	13,641	11,264
Total current assets	114,423	143,713

Non-current assets:
Marketable securities	131,948	100,887
Property, plant and equipment, net	38,615	36,766
Other non-current assets	44,854	42,522
Total non-current assets	215,417	180,175
Total assets	$329,840	$323,888

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$40,409	$42,296
Other current liabilities	43,625	42,684
Deferred revenue	7,681	6,643
Commercial paper	8,000	4,996
Term debt	8,039	8,773
Total current liabilities	107,754	105,392

Non-current liabilities:
Term debt	105,752	98,667
Other non-current liabilities	52,054	54,490
Total non-current liabilities	157,806	153,157
Total liabilities	265,560	258,549

Commitments and contingencies

Shareholders’ equity:
Common stock and additional paid-in capital, $0.00001 par value: 50,400,000 shares authorized; 16,556,942 and 16,976,763 shares issued and outstanding, respectively	54,989	50,779
Retained earnings	9,233	14,966
Accumulated other comprehensive income/(loss)	58	(406)
Total shareholders’ equity	64,280	65,339
Total liabilities and shareholders’ equity	$329,840	$323,888

Apple Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Nine Months Ended
	June 26, 2021	June 27, 2020
Cash, cash equivalents and restricted cash, beginning balances	$39,789	$50,224
Operating activities:
Net income	74,129	44,738
Adjustments to reconcile net income to cash generated by operating activities:
Depreciation and amortization	8,295	8,354
Share-based compensation expense	5,961	5,105
Deferred income tax expense/(benefit)	(737)	182
Other	(689)	(94)
Changes in operating assets and liabilities:
Accounts receivable, net	(1,316)	5,149
Inventories	(1,213)	10
Vendor non-trade receivables	4,892	8,685
Other current and non-current assets	(5,899)	(6,760)
Accounts payable	(1,786)	(10,787)
Deferred revenue	1,738	1,649
Other current and non-current liabilities	463	3,867
Cash generated by operating activities	83,838	60,098
Investing activities:
Purchases of marketable securities	(94,052)	(96,606)
Proceeds from maturities of marketable securities	49,880	54,865
Proceeds from sales of marketable securities	36,745	39,760
Payments for acquisition of property, plant and equipment	(7,862)	(5,525)
Payments made in connection with business acquisitions, net	(13)	(1,473)
Other	(78)	(841)
Cash used in investing activities	(15,380)	(9,820)
Financing activities:
Proceeds from issuance of common stock	561	430
Payments for taxes related to net share settlement of equity awards	(5,855)	(3,234)
Payments for dividends and dividend equivalents	(10,827)	(10,570)
Repurchases of common stock	(66,223)	(55,171)
Proceeds from issuance of term debt, net	13,923	10,635
Repayments of term debt	(7,500)	(12,629)
Proceeds from commercial paper, net	3,022	31
Proceeds from repurchase agreements	—	5,165
Other	(72)	(120)
Cash used in financing activities	(72,971)	(65,463)
Decrease in cash, cash equivalents and restricted cash	(4,513)	(15,185)
Cash, cash equivalents and restricted cash, ending balances	$35,276	$35,039
Supplemental cash flow disclosure:
Cash paid for income taxes, net	$18,536	$8,410
Cash paid for interest	$1,870	$2,275